Exhibit 99.2

IIoT-OXYS Inc. (ITOX) Subsidiary HereLab, Inc. Enters Into Distribution Agreement with Arrow Electronics (ARW)

Cambridge, MA / May 4, 2018. HereLab, Inc., a wholly owned subsidiary of IIoT-OXYS, Inc. (Symbol : ITOX), entered into a Distribution Agreement with Arrow Electronics (ARW), a global technology company offering products and solutions that guide innovation forward. Under the agreement, Arrow has agreed to distribute on a non-exclusive basis HereLab’s IoT hardware solutions and, particularly, its multi-sensor, long-range remote Agriculture Hub as part of “whole-farm” solutions.

Patrick Phillips, Founder of HereLab and VP of Product Management for IIoT-OXYS, Inc., said HereLab’s growing portfolio of versatile, long-range IoT sensor products enable customers plug-and-play functionality and Arrow will enable HereLab to drop-ship these off-the-shelf products anywhere through Arrow.com. This agreement enhances HereLab’s capability to meet the market and innovate on hardware, software and data solutions. The partnership with Arrow expands our capacity for innovation through immediate access to current components, to top tier engineering collaboration and to cost-secured product development.”

Patrick Phillips added, “Our partnership with Arrow is a new and exciting part of our overall growth strategy. Although we can already access many customers and we are doing so, Arrow serves over 125,000 customers. Through this and other partnerships, we continue to introduce additional products to meet the immediate Agricultural IoT needs and beyond to other markets.”

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Nevan C. Hanumara

CEO

IIoT-OXYS, Inc.

info@oxyscorp.com

+1 617 500 5101

www.oxyscorp.com

www.herelab.io

SOURCE: IIoT-OXYS, Inc.